UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2011

Commission file number 001-32511

IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 11, 2011, IHS Inc. (“IHS”) and a wholly owned subsidiary of IHS completed the previously announced acquisition of all of the outstanding equity interests of SMT Holding Corp., a Delaware corporation (“Seismic Micro-Technology” or “SMT”). At closing, IHS paid approximately $500 million in cash pursuant to the Agreement and Plan of Merger (the “Purchase Agreement”) that had been entered into as of July 26, 2011. References to the terms of the acquisition are qualified in their entirety by reference to the full text of the Purchase Agreement, which is planned to be filed with the IHS quarterly report on Form 10-Q for the third fiscal quarter of 2011.

Item 7.01. Regulation FD Disclosure.

IHS issued a media release on August 11, 2011, announcing the completion of the SMT acquisition. In addition, the release provides instructions for accessing a call at 8:00 a.m. EDT on August 11, 2011, that is open to the public. During that call, the IHS senior management team will review details of the SMT acquisition and integration. The call will also be recorded and available for replay on the IHS website at www.ihs.com. A copy of the media release is filed as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements and additional information required by this item will be filed by amendment to this report on Form 8-K within 71 calendar days after the date of this Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this report on Form 8-K within 71 calendar days after the date of this Form 8-K.

(d) Exhibits.

99.1 Media Release dated August 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: August 11, 2011	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary

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